UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2017

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 The American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On January 8, 2017, each of Mary Paetzold and Don Stark resigned from their positions as members of the Board of Directors (the “Board”) of Immunomedics, Inc. (the “Company”), and all committees of the Board on which such director served, effective immediately. There is no disagreement between either Ms. Paetzold or Mr. Stark and the Company on any matter relating to the Company’s operations, policies or practices.

Director Appointments

On January 8, 2017, upon the recommendation of the Governance and Nominating Committee of the Board, the Board increased the size of the Board from six members to seven members and appointed Jason Aryeh, Geoffrey Cox, Robert Forrester and Bob Oliver to fill the vacancies created by the increase in the size of the Board and the recent resignations. Each of Mr. Aryeh, Dr. Cox, Mr. Forrester and Mr. Oliver will serve until the Annual Meeting of Stockholders of the Company to be held on February 16, 2017.

Mr. Jason Aryeh, age 48, is the Founder and Managing General Partner of JALAA Equities, LLP and has served as its General Partner since 1997. He has extensive board leadership and equity investment experience focused in the life sciences industry. He has been Chairman of the Board of Novelion Therapeutics Inc. since 2012 and is currently the lead independent director of Cormatrix Cardiovascular Inc.  Mr. Aryeh has served as a director of Aralez Pharmaceuticals Inc. since 2016 and Ligand Pharmaceuticals Incorporated since 2006, both public companies. In addition, Mr. Aryeh is the Chairman of Rio Grande Solar, a solar-electric developer. Mr. Aryeh also serves as a consultant, focused on the enhancement of shareholder value, for Derma Sciences, Inc. (NASDAQ: DSCI). Furthermore, Mr. Aryeh is active in a respected healthcare charity, serving on the Cystic Fibrosis Foundation’s Therapeutics Board since 2011. Mr. Aryeh earned a B.A. in economics, with honors, from Colgate University.

Dr. Geoffrey Cox, age 73, is a seasoned executive with more than 16 years of experience in Chairman and Chief Executive Officer roles at publicly traded life sciences companies and more than four decades of overall industry experience. Dr. Cox has been a principal of Beacon Street Advisors LLC since 2013, which provides strategic, operational and organizational advisory services and interim senior management support to life sciences companies. During his tenure at Beacon Street Advisors, he served from 2014 to 2016 as interim Chief Executive Officer of QLT, Inc., a publicly traded ophthalmology company. From 2011 to 2013, he was a partner with Red Sky Partners LLC, a life sciences consulting firm. From 2001 to 2010, Dr. Cox was Chairman, President and Chief Executive Officer of GTC Biotherapeutics Inc. (now rEVO Biologics), where he successfully repositioned the company and oversaw the regulatory approval process of multiple human therapeutic proteins. From 1997 to 2001, Dr. Cox was Chairman, President and Chief Executive Officer of Aronex Pharmaceuticals Inc. From 1984 to 1997, he was employed by Genzyme Corporation, concluding his service as Executive Vice President responsible for General Division manufacturing operations and infrastructure for pharmaceuticals, diagnostics and genetics. Dr. Cox currently serves as a member of the boards of directors of Aviragen Therapuetics Inc. and Novelion Therapeutics Inc., both public companies, and of Lakewood-Amedex Inc., a private company. He served as a director of Gallus Biopharmaceuticals LLC from 2011 to 2014. Dr. Cox is a former Chairman and current member of the Board of the Massachusetts Biotechnology Council. He previously served on the board of Biotechnology Industries Association and as a member of its Health Governing and Emerging Companies Sections. Dr. Cox earned a B.Sc. (Hons) in biochemistry from the University of Birmingham, UK and PhD in biochemistry from the University of East Anglia, UK.

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Mr. Robert Forrester, age 53, has served as director and Chief Executive Officer of Verastem, Inc. since July 2013. Mr. Forrester also served as the Chief Operating Officer of Verastem from March 2011 until July 2013 and as President since January 2013. Mr. Forrester previously held executive level positions at both private and public life sciences companies. Prior to joining Verastem, from 2010 to 2011, Mr. Forrester served as Chief Operating Officer of Forma Therapeutics, Inc. Prior to that, from 2009 to 2010, he served as Interim President and Chief Executive Officer of CombinatoRx, Inc., and as its Executive Vice President and Chief Financial Officer from 2004 to 2009. Mr. Forrester served as Senior Vice President of Finance and Corporate Development at Coley Pharmaceuticals Group, Inc. from 2000 to 2003. Prior to that, Mr. Forrester was a managing director of the Proprietary Investment Group at MeesPierson, where he was part of a merchant banking group investing in life science companies. Prior to joining MeesPierson, Mr. Forrester worked for the investment banks BZW (now Barclays Capital) and UBS in the corporate finance groups undertaking M&A and public and private finance transactions. Mr. Forrester started his career as a lawyer with Clifford Chance. He earned his bachelor’s of law degree from Bristol University in England.

Mr. Bob Oliver, age 58, has served as the President and Chief Executive Officer of Otsuka America Pharmaceutical, Inc., (“OAPI”) since April 2016. Prior to that, Mr. Oliver served as Senior Vice President of Sales and Marketing at OAPI from 2010 to 2014 and as President and Chief Operating Officer from 2014 to 2016. Leveraging more than 20 years of experience in the pharmaceutical industry, Mr. Oliver built OAPI’s commercial capabilities, working with Lundbeck to launch ABILIFY MAINTENA (aripiprazole) and led the transfer of ABILIFY® (aripiprazole) commercial responsibilities from Bristol-Myers Squibb to OAPI. During Mr. Oliver’s leadership, ABILIFY® grew to the number-one selling pharmaceutical in the U.S. Prior to joining OAPI, Mr. Oliver was Vice President & Global Business Manager for Oncology at Wyeth Pharmaceuticals (“Wyeth”), where he also served as Senior Vice President of Primary Care and Commercial Operations. At Wyeth he oversaw sales and commercial operations in the U.S. and general management in Puerto Rico. Prior to working at Wyeth, Mr. Oliver spent 16 years with Johnson & Johnson in roles of increasing responsibility. Mr. Oliver has served as Chairman of the Board for Otsuka Canada Pharmaceuticals, Inc. since 2014. Mr. Oliver also currently serves on Saint Joseph’s University’s Pharma Board of Directors. Mr. Oliver earned a bachelor’s degree from Rutgers University, and a master of business administration degree in Marketing from the Haub School of Business at Saint Joseph’s University.

The Board determined that each of Mr. Aryeh, Dr. Cox, Mr. Forrester and Mr. Oliver has no relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of the NASDAQ Stock Market and the United States Securities and Exchange Commission.

Each of Mr. Aryeh, Dr. Cox, Mr. Forrester and Mr. Oliver shall receive compensation for serving on the Board pursuant to the Company’s non-employee director compensation guidelines. On January 8, 2017, the Board approved the grant to each of Mr. Aryeh, Dr. Cox, Mr. Forrester and Mr. Oliver of stock options to purchase 22,500 shares of the Company’s common stock (the “Stock Options”), at an exercise price equal to $3.73 per share. The Stock Options are fully vested on the date of grant, have a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the director’s cessation of service on account of the director’s death or upon a change in control of the Company.

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Reconstitution of Committees

In connection with the reconstitution of the Board as set forth above, the Board approved the reconstitution of the committees of the Board as set forth below:

The Audit Committee will be comprised of Mr. Forrester, Dr. Cox and Mr. Oliver. Mr. Forrester shall serve as Chairperson.

The Compensation Committee will be comprised of Mr. Markison, Mr. Aryeh and Dr. Cox. Mr. Markison shall serve as the Chairperson.

The Research and Development Committee will be comprised of Mr. Oliver, Mr. Markison and Mr. Forrester. Mr. Oliver shall serve as the Chairperson.

The Governance and Nominating Committee will be comprised of Dr. Cox, Mr. Forrester and Mr. Oliver. Dr. Cox shall serve as the Chairperson.

The Transaction Committee will be comprised of Mr. Aryeh, Dr. Cox, Mr. Markison, Mr. Forrester and Mr. Oliver. Mr. Aryeh shall serve as the Chairperson.

Succession Plan

In connection with Mr. Aryeh’s appointment to the Board, Mr. Aryeh has been appointed as Vice Chairman of the Board. Effective as of June 30, 2017, Mr. Aryeh will assume the role of Chairman of the Board. Dr. Goldenberg, current Chairman, will transition his role, effective June 30, 2017. Dr. Goldenberg will continue as a Board member and in his roles as Chief Scientific Officer and Chief Patent Officer.

Further, the Board will immediately initiate a search for a new Chief Executive Officer, with the assistance of a leading, independent, executive search firm. Ms. Sullivan, the Company’s current Chief Executive Officer and President, will step down upon the Company’s filing for Accelerated Approval of IMMU-132 to the Food and Drug Administration, which is expected to occur in mid-2017.

Change in Control Agreement with Michael R. Garone

On January 8, 2017, the Compensation Committee of the Board approved the entrance by the Company into a Change in Control and Severance Agreement (the “Change in Control Agreement”) with Michael R. Garone, Vice President, Finance and Chief Financial Officer. This agreement provides for severance benefits in the event that Mr. Garone's employment with the Company is terminated pursuant to either (i) an involuntary termination within twelve months following a “Change in Control” (as defined in the Change in Control Agreement), or (ii) a termination by the Company, other than for “Cause” (as defined in the Change in Control Agreement), during the “Pre-Closing Period” (as defined in the Change in Control Agreement). In the event of such termination, severance benefits for Mr. Garone will include: (i) a lump sum payment equal to two (2) times the sum of Mr. Garone’s annual base salary and target bonus; (ii) a lump sum payment equal to Mr. Garone's target bonus, pro-rated for the number of full and/or partial months of the year completed prior to termination; (iii) accelerated vesting of all outstanding time-based equity awards; and (iv) continuation of health care coverage for a specified period. The foregoing description of the terms of the Change in Control Agreement are qualified in their entirety by reference to the full text of the Change in Control Agreement, which the Company expects to file as an exhibit to its quarterly report on Form 10-Q for the period ending March 31, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

By:	/s/ Michael R. Garone
Name: Michael R. Garone Title: Vice President, Finance and Chief Financial Officer

Date: January 12, 2017

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